Exhibit 99.1
PP                 PRESS RELEASE
CONTACT: Rob Seelig
(603) 640-2212

Weston M. Hicks Elected to the White Mountains Board

HAMILTON, Bermuda, February 23, 2023 /PRNewswire/ -- The Board of Directors of White Mountains Insurance Group, Ltd. (NYSE: WTM) has elected Weston M. Hicks as a director of the Company.

Mr. Hicks was formerly the President and CEO of Alleghany Corporation. He previously has served on the boards of Alleghany Corporation and AllianceBernstein Corporation.

CEO Manning Rountree said, "We are delighted to welcome Weston to our Board of Directors. His long career in the insurance industry is especially relevant to White Mountains and will greatly benefit our owners."

About White Mountains

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM.